Exhibit 99.1
Skyward Group Reports Third Quarter 2026 Results
Houston, TX – November 5, 2026 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Group” or the “Company”) today reported third quarter 2026 results.

Summary Financial Data
($ in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
unaudited	2026	2025	2026	2025
Managed premiums(1)	$1,320,600	$1,174,191	$3,346,984	$2,884,425
Gross written premiums(1)(2)	$803,485	$737,288	$2,211,743	$1,985,719
Fee generating gross written premiums(1)(2)	$517,115	$436,903	$1,135,241	$898,706
Net written premiums	$501,778	$441,167	$1,420,277	$1,123,651
Net income	$49,796	$45,901	$148,565	$126,798
Net operating income(3)	$58,486	$44,228	$174,577	$119,512
Diluted earnings per share	$1.09	$1.10	$3.26	$3.03
Diluted operating earnings per share	$1.28	$1.05	$3.83	$2.84
Annualized ROE (4)	15.7%	19.7%	17.3%	19.3%
Annualized operating ROE (5)	18.4%	19.0%	20.4%	18.2%
(1) Select third quarter 2025 metrics for the Skyward Group and Apollo are presented on a pro forma basis for comparative purposes only and are not necessarily indicative of the operating results that Skyward Group would have recognized had the acquisition actually been completed on January 1, 2025. Pro forma information is unaudited.

(2) Prior year pro forma gross written premiums are adjusted for the impact of the change in participations. See “Reconciliation of Non-GAAP Financial Measures”.
(3) See “Reconciliation of Non-GAAP Financial Measures”
(4) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
(5) Annualized operating ROE is operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.

Highlights for the third quarter included:
•Managed premiums increased 12.5%(2) compared to 2025;
•Gross written premiums increased 9.0%(1)(2) compared to 2025;
•Fee-generating gross written premiums(1)(2) increased 18.4% compared to 2025;
•Combined ratio of 89.9%;
•Ex-Cat combined ratio of 88.1%;
•Annualized return on equity(4) and annualized operating return on equity(5) of 17.3% and 20.4%, respectively, for the nine months ended September 30, 2026; and,
•Book value per share of $28.74, an increase of 15.3% compared to December 31, 2025.
Skyward Group Chairman and CEO Andrew Robinson commented, “The outstanding quarter and year to date performance reflects the strength of the Skyward Group Rule Our NicheTM strategy and the benefits of the diversified portfolio we have built. Through the first nine months of the year, we have delivered an annualized operating ROE of over 20% while growing managed premiums by 16%. In the quarter, gross written premiums grew 9.0%, while fee-generating gross written premiums increased 18%. The diversity of our portfolio and the complementary strength of our capital-light, fee-based platform continue to be meaningful differentiators, providing multiple avenues for profitable growth and enabling us to remain disciplined in deploying capital toward the most compelling opportunities as market conditions evolve. Across Skyward Group, we continue to execute at a high level, and we remain well positioned to continue to deliver top-quartile financial returns for our shareholders.”

Results of Operations
Gross Written Premiums By Underwriting Division

($ in thousands)	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
Skyward Specialty Segment
Accident & Health	$99,131	$63,147	57.0%	$286,596	$186,805	53.4%
Captives	50,185	67,956	(26.2)%	172,350	211,879	(18.7)%
Credit & Surety	67,210	52,785	27.3%	195,143	152,944	27.6%
Energy Solutions	55,646	66,576	(16.4)%	167,202	216,992	(22.9)%
Global Agriculture	192,161	159,057	20.8%	406,452	296,853	36.9%
Global Property	22,318	27,649	(19.3)%	127,944	158,327	(19.2)%
Professional Lines	31,323	34,637	(9.6)%	102,529	112,409	(8.8)%
Strategic Distribution Partners	109,565	82,771	32.4%	315,773	231,401	36.5%
Transactional E&S	40,745	50,950	(20.0)%	143,105	156,417	(8.5)%
Total continuing business	$668,284	$605,528	10.4%	$1,917,094	$1,724,027	11.2%
Exited business	(2)	981	NM(1)	765	2,722	NM(1)
Total Skyward Specialty Segment gross written premiums	$668,282	$606,509	10.2%	$1,917,859	$1,726,749	11.1%
Apollo Segment(2)(3)
Syndicate 1969	67,520	61,105	10.5%	191,959	160,164	19.9%
Syndicate 1971	67,683	69,674	(2.9)%	101,925	98,806	3.2%
Total Apollo Segment gross written premiums	135,203	130,779	3.4%	293,884	258,970	13.5%
Total gross written premiums(2)(3)	$803,485	$737,288	9.0%	$2,211,743	$1,985,719	11.4%

(1) Not meaningful.
(2) Prior year information is pro forma.
(3) Prior year information is adjusted for the impact of the change in participations. See “Reconciliation of Non-GAAP Financial Measures”.

Effective in the third quarter, the Company renamed the Specialty Programs division to Strategic Distribution Partners (or “Strategic “Distribution”) to better reflect the breadth of its distribution model, the Company’s ownership interests in many of these distributors, and its ability to incorporate U.S. distribution activities related to ibott within the division.

Managed Premiums
Apollo provides managing agency services to nine syndicates within its Lloyd’s platform. The capital-aligned syndicates, Syndicate 1969, Syndicate 1971 and Syndicate 1972, are wholly managed and partly capitalized by Apollo with Apollo retaining a portion of the underwriting risk via its Lloyd's Corporate Member, Apollo No. 16. Platform Partner syndicates are managed by Apollo on behalf of third‑party partners and Apollo does not currently provide capital for underwriting of these syndicates. Because managed premiums are a key management operating metric intended to reflect the scale of business managed by Apollo, inter-syndicate reinsurance transactions, including those involving Syndicate 1972 and other Apollo-managed syndicates, are not eliminated in the calculation of managed premiums. Apollo receives managing agency fees and performance‑based income for its managing agency services from all syndicates on its Lloyd's platform.

($ in thousands)	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
Total gross written premiums(1)(2)	$803,485	$737,288	9.0%	$2,211,743	$1,985,719	11.4%
Fee generating gross written premiums(1)(2):
Aligned Syndicates(3)	401,468	369,548	8.6%	855,183	717,178	19.2%
Partner Syndicates(3)	115,647	67,355	71.7%	280,058	181,528	54.3%
Total fee generating gross written premiums	$517,115	$436,903	18.4%	$1,135,241	$898,706	26.3%
Total Skyward Group managed premiums	$1,320,600	$1,174,191	12.5%	$3,346,984	$2,884,425	16.0%

(1) Prior year information is pro forma.
(2) Prior year information is adjusted for the impact of the change in participations. See “Reconciliation of Non-GAAP Financial Measures”.
(3) During the third quarter of 2026, the Company reclassified fee generating gross written premiums attributable to Syndicate 1972 from Partner Syndicates to Aligned Syndicates. Year to date 2026 amounts have been reclassified to conform to the current period presentation.

Underwriting Results

($ in thousands)	Three Months Ended September 30, 2026				Nine Months Ended September 30, 2026

	Skyward Specialty	Apollo	Corporate	Total	Skyward Specialty	Apollo	Corporate	Total
Revenues:
Net earned premiums	$329,958	$76,906	$—	$406,864	$1,072,247	$213,096	$—	$1,285,343
Underwriting fee income	—	11,000	—	11,000	—	33,666	—	33,666
Commission and fee income	3,118	—	—	3,118	6,979	—	—	6,979
Total revenues	333,076	87,906	—	420,982	1,079,226	246,762	—	1,325,988
Expenses:
Losses and loss adjustment expenses	206,413	44,623	—	251,036	671,611	121,389	—	793,000
Underwriting, acquisition and insurance expenses	88,051	24,986	4,965	118,002	279,145	72,506	14,246	365,897
Fee‑based service expenses	—	4,075	—	4,075	—	12,807	—	12,807
Total expenses	294,464	73,684	4,965	373,113	950,756	206,702	14,246	1,171,704
Underwriting Income	$38,612	$14,222	$—	$47,869	$128,470	$40,060	$—	$154,284

Combined Ratio
Non-cat loss and LAE	61.1%	55.2%	—%	59.9%	60.9%	54.3%	—%	59.9%
Cat loss and LAE	1.5%	2.8%	—%	1.8%	1.7%	2.7%	—%	1.8%
Loss Ratio	62.6%	58.0%	—%	61.7%	62.6%	57.0%	—%	61.7%
Net policy acquisition costs	14.2%	19.0%	—%	15.2%	14.2%	19.4%	—%	14.9%
Other operating and general expenses	12.4%	13.5%	—%	12.6%	11.9%	14.6%	—%	12.4%
Commission and fee income	(0.9)%	—%	—%	(0.8)%	(0.7)%	—%	—%	(0.5)%
Corporate expenses(1)	—%	—%	1.2%	1.2%	—%	—%	1.1%	1.1%
Expense ratio	25.7%	32.5%	1.2%	28.2%	25.4%	34.0%	1.1%	27.9%
Combined ratio	88.3%	90.5%	—%	89.9%	88.0%	91.0%	—%	89.6%
Ex-Cat Combined Ratio	86.8%	87.7%	—%	88.1%	86.3%	88.3%	—%	87.8%
(1) Calculated using consolidated net earned premiums

($ in thousands)	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025

	Skyward Specialty	Corporate	Total	Skyward Specialty	Corporate	Total
Revenues:
Net earned premiums	$351,797	$—	$351,797	$947,705	$—	$947,705
Commission and fee income	1,904	—	1,904	6,440	—	6,440
Total revenues	353,701	—	353,701	954,145	—	954,145
Expenses:
Losses and loss adjustment expenses	213,780	—	213,780	582,351	—	582,351
Underwriting, acquisition and insurance expenses	98,079	3,597	101,676	263,083	10,740	273,823
Total expenses	311,859	3,597	315,456	845,434	10,740	856,174
Underwriting Income	$41,842	$—	$38,245	$108,711	$—	$97,971

Combined Ratio
Non-cat loss and LAE	60.2%	—%	60.2%	60.1%	—%	60.1%
Cat loss and LAE	0.6%	—%	0.6%	1.3%	—%	1.3%
Loss Ratio	60.8%	—%	60.8%	61.4%	—%	61.4%
Net policy acquisition costs	13.9%	—%	14.0%	14.6%	—%	14.6%
Other operating and general expenses	13.9%	—%	13.9%	13.2%	—%	13.2%
Commission and fee income	(0.5)%	—%	(0.5)%	(0.7)%	—%	(0.7)%
Corporate expenses(1)	—%	1.0%	1.0%	—%	1.1%	1.1%
Expense ratio	27.3%	1.0%	28.4%	27.1%	1.1%	28.2%
Combined ratio	88.1%	—%	89.2%	88.5%	—%	89.6%
Ex-Cat Combined Ratio	87.5%	—%	88.6%	87.2%	—%	88.3%
(1) Calculated using consolidated net earned premiums
The Skyward Specialty segment loss and LAE ratios for the third quarter and first nine months of 2026 increased 1.8 points and 1.2 points, respectively, when compared to the same 2025 periods primarily due to shifts in business mix driven by growth in the accident & health and global agriculture divisions. Both the Skyward Specialty and Apollo segments were impacted by catastrophe losses in the third quarter, predominantly convective storm activity.
The Skyward Group expense ratios for the third quarter and first nine months of 2026 improved when compared to the same 2025 periods. The Skyward Specialty segment’s expense ratios improved 1.6 points and 1.7 points, respectively, when compared to the same 2025 periods, driven by business mix shift, enhanced operating efficiencies, and scale as net earned premiums outpaced expense growth. In the first quarter of 2026, the Company revised its expense presentation to report corporate expenses separately from segment expenses following the closing of the Apollo acquisition. The prior year period has been recast to reflect this change.

Investment Results

Net Investment Income
$ in thousands	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2026	2025	2026	2025
Short-term investments	$2,381	$3,268	$7,338	$10,182
Cash and cash equivalents	2,690	695	6,932	2,595
Fixed income	30,338	20,806	87,013	55,358
Alternative & strategic investments	(1,530)	(2,755)	(9,622)	(7,995)
Net investment income	$33,879	$22,014	$91,661	$60,140
Net unrealized gains (losses) on securities still held	$2,444	$(8,987)	$6,146	$(6,677)
Net realized (losses) gains	(1,978)	16,034	(3,096)	23,564
Net investment gains	$466	$7,047	$3,050	$16,887

In the first quarter of 2026, the Company revised its presentation of net investment income to (i) report short-term investments separately from cash and cash equivalents following the closing of the Apollo acquisition, and (ii) include equities in alternative & strategic investments after the sale of the majority of the equity portfolio in 2025. The prior year period has been recast to reflect this change.
Net investment income for the third quarter and first nine months of 2026 increased $11.9 million and $31.5 million, respectively, when compared to the same 2025 periods, driven by the addition of the Apollo portfolio, a higher yield, and a larger asset base. The increase in income from cash and cash equivalents was due to an overall increase in the invested asset base from the addition of Apollo when compared to the same 2025 periods.
The alternative & strategic investments portfolio continued to be impacted by the decline in the fair value of limited partnership investments.
Stockholders’ Equity
Stockholders’ equity was $1,276.3 million at September 30, 2026 which represented an increase of 0.7% when compared to stockholders' equity of $1,267.5 million at June 30, 2026. The increase in stockholders’ equity was primarily attributable to net income, partially offset by unrealized losses on available-for-sale investment securities.

Conference Call
At 10:00 a.m. eastern time tomorrow, November 6, 2026, Company management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at investors.skywardinsurance.com under Events & Presentations. Additionally, investors can access the earnings call via conference call by registering via the conference link available on our website. Users will receive dial-in information and a unique PIN to join the call upon registering.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” The non-GAAP financial measures included in this release are operating income, basic and diluted operating earnings per share, annualized operating return on equity, underwriting income, tangible stockholders’ equity, annualized return on tangible equity, annualized operating return on tangible equity, adjusted pro forma gross written premiums and adjusted pro forma fee generating gross written premiums. This release also includes managed premiums, a key management operating metric representing the sum of gross written premiums and fee generating gross written premiums. We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Group is the holding company brand for its U.S. and U.K. businesses, Skyward Specialty Insurance Group, Inc.® and Apollo, respectively, delivering a comprehensive suite of specialized insurance solutions across global specialty property and casualty markets. Focused on the specialty industry’s most niche, complex risks of today and the emerging challenges of tomorrow, Skyward Group leverages the forward-looking insight and disciplined execution of each organization to drive sustainable growth and long-term value for its shareholders, distribution partners, and other stakeholders.
For more information about Skyward Group, Skyward Specialty and Apollo, please visit skywardgroup.com.

Forward-Looking Statements
Except for historical information, this news release and statements made on the related conference call, contain consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “positioned,” “possible,” “should,” “continue,” and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Group's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and include (but are not limited to) legislative and regulatory changes in the U.S. at both the state and federal level and in the U.K., class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, our ability to successfully integrate Apollo and realize the anticipated benefits of the acquisition, risks related to our Lloyd’s operations, including changes in syndicate participations and Lloyd’s regulatory requirements, changes in interest rates, credit markets and the value of our investment portfolio, and fluctuations in foreign currency exchange rate. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Investor Contact
Jordan Arnold
Skyward Specialty Insurance Group
346-215-0250
jarnold@skywardinsurance.com
Media Contact
Haley Doughty
Skyward Specialty Insurance Group
713-935-4944
hdoughty@skywardinsurance.com

Skyward Specialty Insurance Group, Inc.

Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(unaudited)	September 30, 2026	December 31, 2025
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (net of allowance for credit losses of $5,910 and $7,000, respectively) (amortized cost of $2,265,283 and $1,848,755, respectively)	$2,191,576	$1,856,303
Fixed maturity securities, held-to-maturity, at amortized cost (net of allowance for credit losses of $4,228 and $468, respectively)	26,446	32,822
Equity securities, at fair value	1,088	1,174
Mortgage loans, at fair value	6,712	9,902
Equity method investments	62,686	77,365
Other long-term investments	66,847	58,650
Short-term investments, at fair value	531,449	264,299
Total investments	2,886,804	2,300,515
Cash and cash equivalents	187,615	168,544
Restricted cash	96,675	30,570
Funds at Lloyd’s	121,630	2,509
Options, at fair value	31,846	34,857
Premiums and commissions receivable, net	1,091,077	544,217
Reinsurance recoverables, net	1,460,189	1,119,880
Ceded unearned premium	389,749	238,948
Deferred policy acquisition costs and VOBA	190,373	136,100
Deferred tax assets	65,773	27,865
Goodwill and intangible assets, net	469,054	88,040
Other assets	155,661	99,807
Total assets	$7,146,446	$4,791,852
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$3,208,137	$2,318,894
Unearned premiums	1,225,726	774,035
Deferred ceding commission	62,708	46,453
Reinsurance and premium payables	565,980	279,888
Funds held for others	151,163	128,003
Deferred tax liabilities	66,924	—
Accounts payable and accrued liabilities	152,910	115,034
Notes payable	417,037	100,411
Subordinated debt, net of debt issuance costs	19,593	19,569
Total liabilities	5,870,178	3,782,287
Stockholders’ equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 44,846,532 shares issued and 44,413,449 shares outstanding at September 30, 2026; 40,511,222 shares issued and outstanding at December 31, 2025	448	405
Treasury stock, at cost, 433,083 and 0 shares, respectively	(19,552)	—
Additional paid-in capital	933,877	730,555
Accumulated other comprehensive (loss) income	(54,218)	11,457
Retained earnings	415,713	267,148
Total stockholders’ equity	1,276,268	1,009,565
Total liabilities and stockholders’ equity	$7,146,446	$4,791,852

Skyward Specialty Insurance Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income
($ in thousands)	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2026	2025	2026	2025
Revenues:
Net earned premiums	$406,864	$351,797	$1,285,343	$947,705
Underwriting fee income	11,000	—	33,666	—
Commission and fee income	3,118	1,904	6,979	6,440
Net investment income	33,879	22,014	91,661	60,140
Net investment gains	466	7,047	3,050	16,887
Other income (loss)	14	(236)	42	(216)
Total revenues	455,341	382,526	1,420,741	1,030,956
Expenses:
Losses and loss adjustment expenses	251,036	213,780	793,000	582,351
Underwriting, acquisition and insurance expenses	118,002	101,676	365,897	273,823
Fee‑based service expenses	4,075	—	12,807	—
Interest expense	6,997	1,919	23,528	5,629
Amortization expense	8,843	455	26,529	1,164
Other expenses	2,744	4,149	9,703	6,212
Total expenses	391,697	321,979	1,231,464	869,179
Income before income taxes	63,644	60,547	189,277	161,777
Income tax expense	13,848	14,646	40,712	34,979
Net income	$49,796	$45,901	$148,565	$126,798
Comprehensive income:
Net income	$49,796	$45,901	$148,565	$126,798
Other comprehensive (loss) income:
Unrealized gains and losses on investments:
Net change in unrealized (losses) gains on investments, net of tax	(47,742)	6,740	(65,584)	30,000
Reclassification adjustment for gains on securities no longer held, net of tax	849	5,465	861	1,659
Foreign currency translation adjustment	(234)	—	(952)	—
Total other comprehensive (loss) income	(47,127)	12,205	(65,675)	31,659
Comprehensive income	$2,669	$58,106	$82,890	$158,457

Skyward Specialty Insurance Group, Inc.

Share and Per Share Data
($ in thousands, except share and per share amounts)	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2026	2025	2026	2025
Weighted average basic shares	44,405,132	40,487,069	44,462,989	40,377,864
Weighted average diluted shares	45,799,617	41,868,449	45,618,514	41,784,976

Basic earnings per share	$1.12	$1.13	$3.34	$3.14
Diluted earnings per share	$1.09	$1.10	$3.26	$3.03
Basic operating earnings per share	$1.32	$1.09	$3.93	$2.94
Diluted operating earnings per share	$1.28	$1.05	$3.83	$2.84

Annualized ROE (1)	15.7%	19.7%	17.3%	19.3%
Annualized operating ROE (2)	18.4%	19.0%	20.4%	18.2%
Annualized ROTE (3)	23.0%	21.8%	22.1%	21.4%
Annualized operating ROTE (4)	27.0%	21.0%	25.9%	20.2%

			September 30,	December 31,
			2026	2025
Shares outstanding			44,413,449	40,511,222
Fully diluted shares outstanding			46,573,658	42,292,371

Book value per share			$28.74	$24.92
Fully diluted book value per share			$27.40	$23.87

(1) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
(2) Annualized operating ROE is operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
(3) Annualized ROTE is net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period.
(4) Annualized operating ROTE is operating income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period.

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Operating income – We define operating income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define operating income differently.

($ in thousands)	Three months ended September 30,				Nine months ended September 30,
(unaudited)	2026		2025		2026		2025
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Income as reported	$63,644	$49,796	$60,547	$45,901	$189,277	$148,565	$161,777	$126,798
Less (add):
Net investment gains	466	365	7,047	5,342	3,050	2,394	16,887	13,236
Amortization expense	(8,843)	(6,919)	(455)	(345)	(26,529)	(20,823)	(1,164)	(912)
Other income (loss)	14	11	(236)	(179)	42	33	(216)	(169)
Other expenses	(2,744)	(2,147)	(4,149)	(3,145)	(9,703)	(7,616)	(6,212)	(4,869)
Operating income	$74,751	$58,486	$58,340	$44,228	$222,417	$174,577	$152,482	$119,512

Underwriting income – We define underwriting income as net income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, impairment charges, interest expense, amortization expense and other income and expenses. Underwriting income represents the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for pre-tax income calculated in accordance with GAAP, and other companies may define underwriting income differently.

($ in thousands)	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2026	2025	2026	2025
Income before income taxes	$63,644	$60,547	$189,277	$161,777
Add:
Interest expense	6,997	1,919	23,528	5,629
Amortization expense	8,843	455	26,529	1,164
Other expenses	2,744	4,149	9,703	6,212
Less:
Net investment income	33,879	22,014	91,661	60,140
Net investment gains	466	7,047	3,050	16,887
Other income	14	(236)	42	(216)
Underwriting income	$47,869	$38,245	$154,284	$97,971

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Tangible Stockholders’ Equity – We define tangible stockholders’ equity as stockholders’ equity excluding goodwill and intangible assets and the related deferred tax impact. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

($ in thousands)	September 30,		December 31,
(unaudited)	2026	2025	2025
Stockholders’ equity	$1,276,268	$961,423	$1,009,565
Less: Goodwill and intangible assets	469,054	88,417	88,040
Add: Deferred tax impact	65,500	—	—
Tangible stockholders’ equity	$872,714	$873,006	$921,525

Adjusted pro forma gross written premiums – We define adjusted pro forma gross written premiums as pro forma gross written premiums adjusted for the impact of changes in Apollo syndicate participation. We use this measure to evaluate premium growth trends on a consistent participation basis across periods. Adjusted pro forma gross written premiums is a non-GAAP financial measure and should not be considered a substitute for gross written premiums calculated in accordance with GAAP.

$ in thousands	Three months ended September 30, 2025
	Syndicate 1969	Syndicate 1971	Total Apollo Segment	Total Skyward Group
Pro forma gross written premiums	$73,525	$57,449	$130,974	$737,483
Impact of the change in participations	(12,420)	12,225	(195)	(195)
Adjusted pro forma gross written premiums	$61,105	$69,674	$130,779	$737,288

$ in thousands	Nine months ended September 30, 2025
	Syndicate 1969	Syndicate 1971	Total Apollo Segment	Total Skyward Group
Pro forma gross written premiums	$192,828	$86,727	$279,555	$2,006,304
Impact of the change in participations	(32,664)	12,079	(20,585)	(20,585)
Adjusted pro forma gross written premiums	$160,164	$98,806	$258,970	$1,985,719

Adjusted pro forma fee generating gross written premiums – We define adjusted pro forma fee generating gross written premiums as pro forma fee generating gross written premiums adjusted for the impact of changes in Apollo syndicate participation percentages. We believe this measure provides a more meaningful comparison of fee generating business on a consistent participation basis across periods. Adjusted pro forma fee generating gross written premiums is a non-GAAP financial measure and may not be comparable to similarly titled measures used by other companies.

$ in thousands	Three months ended September 30, 2025
	Aligned Syndicates	Partner Syndicates	Total
Pro forma fee generating gross written premiums	$369,353	$67,355	$436,708
Impact of the change in participations	195	N/A	195
Adjusted pro forma fee generating gross written premiums	$369,548	$67,355	$436,903

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures

$ in thousands	Nine months ended September 30, 2025
	Aligned Syndicates	Partner Syndicates	Total
Pro forma fee generating gross written premiums	$696,593	$181,528	$878,121
Impact of the change in participation(s)	20,585	N/A	20,585
Adjusted pro forma fee generating gross written premiums	$717,178	$181,528	$898,706